EXHIBIT 99.1

Audited financial statements of Global Automotive Supply, Inc.
for the years ended December 31, 2006 and 2007

Global Automotive Supply, Inc. and Subsidiaries

Independent Auditors’ Report

To the Stockholder and Board of Directors
Global Automotive Supply, Inc.

We have audited the accompanying consolidated balance sheets of Global Automotive Supply, Inc. and Subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of operations, shareholder’s deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Automotive Supply, Inc. and Subsidiaries at December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cross, Fernandez & Riley, LLP
Certified Public Accountants
February 10, 2008

Global Automotive Supply, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31,	2007	2006

Assets (Note 7)

Current assets:
Cash and cash equivalents	$600	$170,556
Accounts receivable	2,399,956	399,414
Inventories	1,358,820	442,723

Total current assets	3,759,376	1,012,693

Property, plant and equipment, net (Note 4)	19,451	19,182
Customer relationship, net (Notes 3 and 5)	1,272,133	1,484,155
Other assets, net	114,183	77,778

	$5,165,143	$2,593,808

Liabilities and Shareholder’s Deficit

Current liabilities:
Accounts payable	$2,499,164	$342,187
Lines of credit (Note 7)	1,526,589	226,802
Accrued expenses (Note 6)	727,614	1,406,990
Notes payable to related parties, current portion (Note 8)	4,718,000	–

Total current liabilities	9,471,367	1,975,979

Notes payable to related parties, less current portion (Note 8)	2,653,867	3,700,000

Total liabilities	12,125,234	5,675,979

Commitments and contingencies (Note 11)	–	–

Shareholder’s deficit (Note 10):
Common stock; $0.001 par value; 75,000,000 shares authorized, 26,000,001 issued and outstanding at 2007 and 16,374,000 issued and outstanding at 2006	26,000	16,374
Additional paid-in capital	–	571,975
Accumulated deficit	(6,986,091)	(3,670,520)

Total shareholder’s deficit	(6,960,091)	(3,082,171)
	$5,165,143	$2,593,808

See accompanying notes to consolidated financial statements.

Global Automotive Supply, Inc. and Subsidiaries

Consolidated Statements of Operations

Year ended December 31,	2007	2006

Revenues	$15,292,780	$4,947,516
Costs of goods sold	(13,271,384)	(4,149,558)

Gross profit	2,021,396	797,958

Expenses:
Selling, general and administrative	1,954,576	2,033,563
Stock-based compensation (Note 10)	1,247,250	1,374,107

Loss from operations	(1,180,430)	(2,609,7120)

Other income (expense):
Interest income	7,881	2,885
Interest expense	(585,841)	(272,240)
Other, net	7,246	730

Total other expense, net	(570,714)	(268,625)

Net loss	$(1,751,144)	$(2,878,337)

See accompanying notes to consolidated financial statements.

Global Automotive Supply, Inc. and Subsidiaries

Consolidated Statements of Shareholders' Deficit

	Common Stock		Additional Paid-In	Accumulated
	Shares	Value	Capital	Deficit	Total

Balance, December 31, 2005	10,000,000	$10,000	$190,001	$(792,183)	$(592,182)

Common stock issued in connection with stock-based compensation (Note 10)	2,600,000	2,600	309,400	–	312,000
Common stock issued in PME acquisition (Note 3)	3,774,000	3,774	72,574	–	76,348
Net loss	–	–	–	(2,878,337)	(2,878,337)

Balance, December 31, 2006	16,374,000	16,374	571,975	(3,670,520)	(3,082,171)

Common stock issued in connection with stock-based compensation (Note 10)	9,626,001	9,626	2,396,874	–	2,406,500
Recapitalization upon related party acquisition (Note 3)	–	–	(2,968,849)	(1,564,427)	(4,533,276)
Net loss	–	–	–	(1,751,144)	(1,751,144)

Balance, December 31, 2007	26,000,001	$26,000	$–	$(6,986,091)	$(6,960,091)

See accompanying notes to consolidated financial statements.

Global Automotive Supply, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Year ended December 31,	2007	2006

Cash flows from operating activities:
Net loss	$(1,751,144)	$(2,878,337)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,071	7,157
Amortization	232,022	212,022
Loss on disposal of equipment	43,670	–
Stock-based compensation	1,247,250	1,374,107
Decrease (increase) in assets:
Accounts receivable	(1,588,133)	59,557
Inventories	(401,647)	46,514
Prepaid expenses and other current assets	(96,115)	18,378
Increase (decrease) in liabilities:
Accounts payable	1,386,342	(76,022)
Accrued expenses	523,873	203,660

Net cash used in operating activities	(393,811)	(1,032,964)

Cash flows from investing activities:
Purchase of property, plant and equipment	–	(11,318)
Cash acquired upon acquisition of OES	271,291	–

Net cash provided by (used in) investing activities	271,291	(11,318)

Cash flows from financing activities:
Net borrowings under lines of credit	549,787	–
Borrowings on notes payable to related parties	784,875	1,199,802
Payments on notes payable to related parties	(1,382,099)	–

Net cash (used in) provided by financing activities	(47,437)	1,199,802

Net increase (decrease) in cash and cash equivalents	(169,956)	155,520

Cash and cash equivalents, beginning of year	170,556	15,036

Cash and cash equivalents, end of year	$600	$170,556

Supplemental disclosure of cash flow information:
Interest paid during year	$192,930	$186,920
Supplemental schedule of noncash activities:
Noncash transactions:
Recapitalization upon related party acquisition of OES	$4,533,276	$–
Common stock issued as compensation	$2,406,500	$312,000
Common stock issued in PME acquisition	$–	$76,348

See accompanying notes to consolidated financial statements.

Global Automotive Supply, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1.	Nature of Business and Summary of Significant Accounting Policies
Nature of Business

The accompanying consolidated financial statements include the accounts of Global Automotive Supply, Inc. (“the Company”) and its wholly-owned subsidiaries, OE Source, LC and Global Parts Direct, Inc., (collectively, the “Company”). All significant intercompany accounts, transactions and profits are eliminated.

The Company is primarily engaged in the distribution of auto parts and electronics. The Company’s products are sold in the U.S. and foreign markets through its own sales force, independent sales representatives and independent distributors.

Cash Equivalents For purposes of the statement of cash flows, the Company considers all highly liquid instruments with original maturities of less than three months to be cash equivalents.

Revenue Recognition Revenue is recognized upon shipment of products to customers.

Allowance for Doubtful Accounts

The Company maintains current receivable amounts and regularly monitors and assesses its risk of not collecting amounts owed to it by customers. This evaluation is based upon an analysis of amounts currently and past due along with relevant history and facts particular to the customer. Based upon the results of this analysis, the Company records an allowance for uncollectible accounts. This analysis requires the Company to make significant estimates and as such, changes in facts and circumstances could result in material changes in the allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. There was no allowance at December 31, 2007 or 2006.

Global Automotive Supply, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Inventories Inventories consisting of primarily finished electronic components are stated as the lower of cost or market, with cost being determined by the first-in, first-out (FIFO) method.

Property, Plant and Equipment

Property, plant and equipment is stated at cost, less accumulated depreciation. Expenditures for additions and improvements which extend the life of the assets are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized. Gains and losses resulting from sales or retirements are recorded as incurred, at which time the cost and accumulated depreciation are removed from the accounts.

Depreciation is provided using the straight-line method over the following average estimated useful lives of the assets:

Years
Electronic data processing equipment	5
Furniture and fixtures	7

Customer Relationship

Customer relationship represents an open purchase order agreement with the Company’s largest customer and is amortized on a straight-line basis over its estimated useful life of eight years (see Notes 3 and 5).

Global Automotive Supply, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard (“SFAS”) No. 114, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company evaluates the carrying value of long-lived assets when circumstances indicate the carrying value of those assets may not be fully recoverable. The Company evaluates recoverability of long-lived assets held for use by comparing the net carrying value of an asset group to the estimated undiscounted cash flows (excluding interest) during the remaining life of the asset group. If such an evaluation indicates that the future undiscounted cash flows of certain long-lived asset groups are not sufficient to recover the carrying value of such asset groups, the assets are then adjusted to their fair values.

Stock-Based Compensation

Stock-based compensation represents the cost related to stock-based awards granted to employees and related parties of the Company. The Company measures stock-based compensation cost at the date stock was issued, based on the estimated fair value of the award and recognizes the cost as expense over the requisite service period. The expense is recorded in selling, general and administrative in the Consolidated Statement of Operations.

The Company records deferred tax assets for awards that result in deductions on the company’s income tax returns, based on the amount of compensation cost recognized and the company’s statutory tax rate in the jurisdiction in which it will receive a deduction. Differences between the deferred tax assets recognized for financial reporting purposes and the actual tax deduction reported on the company’s income tax return are recorded in additional paid-in capital.

Global Automotive Supply, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Income Taxes

The Company is a Nevada corporation. Taxes are accrued based on estimates of full year taxable profit, and estimates are paid to Federal tax authorities and those of the states where the Company has nexus for tax purposes.

Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the period in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Prior to January 1, 2007, the Company was an LLC. Accordingly, the shareholders were responsible for any tax payments.

Concentration of Credit Risk

The Company maintains its cash and cash equivalents in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Global Automotive Supply, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
2.	Going Concern
As shown in the accompanying financial statements, the Company incurred a net loss of $2,878,337 and $1,751,144 during the years ended December 31, 2006 and 2007, respectively, and as of December 31, 2007, the Company’s current liabilities exceeded its current assets by $5,711,991 and there is a deficit in equity totaling $6,960,091. These factors create an uncertainty about the Company’s ability to continue as a going concern. Management of the Company has developed a plan to reduce its debt by converting $5,753,867 of its related party notes payable to common stock and a sale of securities to unrelated investors (see Notes 8 and 13). The ability of the Company to continue as a going concern is dependent on the plan’s success. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.	Acquisitions
PME Acquisition

In December 2005, the Company acquired Promise Mobile Electronics, Inc. (“PME”), an unrelated third party. The purchase price for this acquisition was $1,696,177, composed of cash and common stock of the Company, and was allocated entirely to the customer relationship acquired (see Note 5) since there were no other assets and liabilities of PME at the date of acquisition.

OE Source LC Acquisition

On January 1, 2007, the Company completed the acquisition of substantially all of the assets of OE Source LC (“OLE”), a company related through common ownership and management control. The purchase price was $4,000,000 and was paid through the issuance of 5% notes payable due January 2010 to related parties. On December 31, 2007, these note holders entered into an agreement to convert their notes into common stock of the Company when the proposed merger of the Company into a publicly-held company occurs (see Notes 8 and 13). Results of operations from this acquired entity are included in the Consolidated Statements of Operations since the date of acquisition.

Global Automotive Supply, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
The following summarizes the estimated fair values of the assets acquired and liabilities recorded in connection with the OES acquisition:

December 31,	2007

Cash	$271,291
Accounts receivable	412,409
Inventory	514,450
Fixed assets	54,010
Other assets	4,290
Accounts payable	(770,635)
Line of credit	(750,000)
Notes payable	(269,091)
Excess purchase price over net assets acquired	4,533,276

$4,000,000

The excess of purchase price over the net assets acquired was recorded against additional paid-in capital and retained earnings since management control of both companies was effectively vested in the significant shareholders of OES both before and after the acquisition. OES is engaged in the distribution of automotive parts, and the Company believes that this strategic partner will enhance its overall ability to service its customers.

Global Automotive Supply, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
4.	Property, Plant and Equipment	Property, plant and equipment consist of the following:

December 31,	2007	2006

Electronic data processing equipment	$24,457	$11,805
Furniture and fixtures	12,222	14,534

	36,679	26,339
Less: accumulated depreciation	(17,228)	(7,157)

	$19,451	$19,182

For the years ended December 31, 2007 and 2006, depreciation expense totaled approximately $10,701 and $7,157, respectively.

5.	Customer Relationship
The customer relationship represents an open purchase order agreement with the Company’s largest customer which has no set maturity date and can be terminated by either party at any time. This customer accounted for 24% and 51% of the Company’s total revenues in 2007 and 2006, respectively. The Company has determined that this relationship has a useful life of eight years based upon industry or company-specific data. This asset is being amortized on a straight-line basis over its estimated useful life. Amortization expense was $212,022 per year for 2007 and 2006. Unless there is an impairment, amortization expense will be $212,022 annually for each of the next six years.

6.	Accrued Expenses	Accrued expenses consist of the following:

December 31,	2007	2006

Interest	$497,911	$105,000
Accrued compensation from stock-based compensation	–	1,203,250
Dividend payable	63,000	63,000
Accrued warranty	134,985	35,625
Other	31,718	115

	$727,614	$1,406,990

Global Automotive Supply, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

7.	Lines of Credit
The Company has two revolving lines of credit with a bank. The aggregate maximum borrowings under these lines is $2,240,000. The lines originally renewed annually until August 1, 2007; since that date, the Company has received monthly extensions of the lines. Each line carries an interest rate of prime, 7.25% at December 31, 2007, plus 0.75%. The lines are secured by the Company’s accounts receivable, inventory and other nonsecured assets. In addition, the lines are guaranteed by certain of the Company’s stockholders. At December 31, 2007 and 2006, the balance of the lines were $1,526,589 and $226,802, respectively. Draws under these lines are limited to 75% of accounts receivable and 50% of inventory.

8.	Notes Payable to Related Parties	Notes payable consist of amended loans made to the Company from a group of related parties whom are stockholders of the Company. The terms of these notes are as follows:

December 31,	2007	2006

9% unsecured notes payable due February 15, 2008	$1,200,000	$1,200,000
Unsecured notes payable, due December 1, 2008 with various rates from 0% to 18%	418,000	–
5% unsecured convertible notes convertible at $.05 per common share, due December 1, 2008	2,500,000	2,500,000
5% unsecured notes payable due January 31, 2010	3,253,867	–

	7,371,867	3,700,000
Less current portion	(4,718,000)	–

Long-term portion	$2,653,867	$3,700,000

Global Automotive Supply, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

On December 31, 2007, the Company entered into conversion agreements with the convertible note holders to convert the entire principal and accrued interest into shares of the Company’s common stock at a rate of 82.851 shares per dollar of debt converted. The conversion agreements anticipate and are conditional upon a closing of a financing agreement with unrelated investors. The conversion agreements terminate on March 1, 2008.

In connection with the purchase of OE Supply (see Note 3), the Company issued $4,000,000 in 5% unsecured notes payable to various stockholders that mature on January 31, 2010. The outstanding balance at December 31, 2007 was $3,253,867 with principal payments due twice monthly. The aggregate principal due on these notes is $600,000 in 2008, $600,000 in 2009 with the balance of $2,053,867 due in 2010.

9.	Income Taxes	The components of deferred tax assets consist of the following:

December 31,	2007	2006

Deferred tax assets:
Accrued warranty reserve	$51,000	$13,000
Net operating loss carryforward	1,985,000	1,364,000

Gross deferred tax assets	2,036,000	1,377,000
Valuation allowance	(2,036,000)	(1,377,000)

Net deferred tax asset	$–	$–

Deferred tax assets resulting from the net operating loss carry forwards and the tax effects of the carrying value of assets for tax and financial reporting differences have been offset by a valuation allowance as it is more likely than not that some portion or all of the deferred tax asset will not be utilized.
As of December 31, 2007, the Company has a net operating loss carryforward of approximately $5,274,800 that expires at various dates through 2022.

Global Automotive Supply, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
10.	Common Stock
The common stock of the Company primarily consists of shares issued in connection with stock-based compensation to related parties of the Company during 2005, 2006 and 2007. Stock-based compensation costs are measured at the date the stock was granted based on the fair value of Company’s common stock at that date and was recognized as expense over the requisite service period, some of which related to periods prior to grant date. Compensation expense for share-based payments was $1,247,250 and $1,374,107 during 2007 and 2006, respectively. The following common shares were issued:

Year ended December 31,	2007	2006

Common shares granted and issued	9,626,001	2,600,000
Fair market value per share	.25	.12

11.	Commitments and Contingencies
Operating Lease Obligations

The Company leases property under noncancelable operating leases which expire at various dates through November 2008. The minimum future rental payments under all noncancelable operating leases for 2008 are approximately $129,500.

Rent expense incurred under operating leases amounted to approximately $181,000 and $113,000 for the years ended December 31, 2007 and 2006, respectively.

Letters of Credit

At December 31, 2007 and 2006, the Company had outstanding letters of credit of $1,021,300, and $279,253, respectively The letters of credit act as guarantee of payment to certain vendors and are secured by the Company’s line of credit. At December 31, 2007 and 2006, additional collateral to secure the letters of credit in the amount of $600,000 and $86,753, respectively, was provided by certain related parties in addition to the line of credit.

Global Automotive Supply, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Litigation

In the ordinary course of business, the Company is subject to certain litigation. In the opinion of management, such litigation will not have a significant adverse effect on the financial position of the Company.

12.	Concentrations
The Company sells the majority of its products to three customers. During the year ended December 31, 2007, sales to these three customers were approximately 49%, 25% and 24% of total revenues. During the year ended December 31, 2006, sales were concentrated with two of these customers who accounted for approximately 51% and 27% of total revenues.

The Company purchases the majority of its products from two vendors. During the year ended December 31, 2007, purchases from these two suppliers were approximately 55% and 14% of total purchases, and during the year ended December 31, 2006, purchases from two suppliers were approximately 50% and 37% of total purchases.

13.	Proposed Merger and Offering
The Company is planning a merger into a publicly traded shell company and to simultaneously raise a maximum of $5 million in a private placement of securities of the shell company to be sold to
“accredited investors” pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended. The offering will be for a combination of shares of common stock and warrants to purchase additional shares of common stock for a period of three years.

In connection with the merger, the holders of the Company’s convertible notes have agreed to convert their notes into shares of the Company concurrent with the merger and closing of the private placement (see Note 8).